Exhibit 10.4

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

SHARE PURCHASE AGREEMENT

BETWEEN THE PARTIES

Background:

This Asset Purchase Agreement (the “Agreement”) is created and effective as of the September 17th, 2024 (the “Completion Date”).

The Agreement is between:

EALIXIR INC. a company incorporated under the law of the State of Nevada, with headquarters in Reno, 401 RYLAND ST STE 200-A, Reno, NV, 89502, US;

(hereinafter, “Seller”);

Samuele CONTI, born in Erba - Italy, On September 14th 1991, resident in [*****], (hereinafter, “Buyer”);

(hereinafter, jointly, the “Parties”)

The Buyer and the Seller agree to the following terms with the intention to be legally bound.

given that

●	The company called EALIXIR INC. is the owner of 100% shares of the ELAB Hispania S.L. Company, domiciled at Rambla de Catalunya,62 Barcellona 0800 - Spain, NIF [*****];

●	The Seller has the full and free availability of 100% of the company ELAB Hispania S.L.;

●	The Buyer intends to purchase 100% of ELAB Hispania S.L., for a value of 1.00 EUR.

●	The Seller agrees to sell 100% of ELAB Hispania S.L, for a value of 1.00 EUR.

Having said that, the Parties agree as follows:

ARTICLE 1

PREMISES

1.1 The above premises are an integral part of this contract.

1.2 The Parties expressly declare to lend the widest collaboration for the best implementation of the provisions of this contract.

1.3 The terms defined are used in this contract with the meaning attributed to it by the contract itself.

ARTICLE 2

TRANSFER OF SHARES

2.1 The Seller sells 100% shares of the company ELAB Hispania S.L at the price of 1.00 EUR.

2.2 The Buyer undertakes and intends to purchase 100% of ELAB Hispania S.L.

ARTICLE 3

PRICE - PAYMENT

3.1 The Parties agree that the sale price of 100% shares of the company ELAB Hispania S.L. is 1.00 EUR.

3.2 The Parties agree that the price has been paid in cash today.

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ARTICLE 4

SELLER TO BUYER GUARANTEES

4.1 The Seller guarantees the Buyer that ELAB Hispania S.L. is incorporated and operates in accordance with Spanish law.

4.2 The shares are wholly owned by the Seller and, therefore, there is no obligation to grant rights of any kind to third parties over the shares themselves. In addition, these actions are not subject to charges, limitations, injurious charges or other rights of third parties of any nature.

4.3 ELAB Hispania S.L. has not granted nor it is obliged to grant third parties’ option, conversion or subscription rights or others that have the effect of allowing third parties to acquire the Shares of the same.

4.4 Without prejudice to any additional and different right of the Buyer, the Seller undertakes to keep the Buyer free from any liability derived from ELAB Hispania S.L. As a consequence of discrepancies or breach of the declarations and guarantees in the points mentioned in it.

ARTICLE 5

Credits and Debits Indemnity

5.1 The Buyer shall indemnify, defend, and hold harmless the Seller against any liability, damage, loss, or expense (including reasonable attorney fees and expenses of litigation) incurred by or imposed upon any of the ELAB Hispania

S.L. Creditors or Debtors as set forth in the Annex A.

5.2 The Buyer shall indemnify the Seller in connection with any third party claims, suits, actions, demands or judgments (“Claims”) under any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability) resulting from any relationship of ELAB Hispania S.L. in place at the date of this agreement, and recorded under Current Assets, Current Liabilities or Long Term Liabilities, even if the mentioned claims, costs and damages are due from the Seller own sole and/or partial negligence.

ARTICLE 6

CONFIDENTIALITY

6.1 Any and all information that cannot be objectively considered of the public domain, related to the parties and to this agreement, is strictly confidential and reserved. Therefore, any use and / or disclosure of the aforementioned information will be considered a serious breach of the contract.

ARTICLE 7

EXPENSES AND COSTS OF THE CONTRACT

7.1 The costs of the contract are borne solely by the Seller.

ARTICLE 8

COMMUNICATIONS

8.1 All communications accepted, in accordance with this contract, will be valid once received, if they are made in writing to the Parties.

ARTICLE 9

APPLICABLE LAW AND ARBITRATION CLAUSE

9.1 This contract will be governed in all respects, including its validity, its interpretation and its effects, by Florida (USA) law.

9.2 In the event that any clause of this contract is invalid, illegal or unenforceable, the validity, legality and applicability of the remaining clauses will not be influenced or compromised in any way, provided that the remaining clauses do not substantially alter the relationship between the contracting parties.

9.3 All the obligations derived from this contract will be fulfilled in their entirety without compensation, defence or counterpart.

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9.4 The Parties irrevocably agree that any dispute arising out of or related to this Agreement will be definitively resolved in accordance with the Arbitration Rules published by the International Chamber of Commerce (ICC), by a single arbitrator appointed in accordance with said rules. The arbitration will take place in Miami (USA) in English.

Barcelona (Spain), September 17th, 2024

/s/ Eleonora Ramondetti
Eleonora Ramondetti
Chief Executive Officer	/s/ Samuele Conti
and Secretary of the Board	BUYER – Samuele CONTI
Ealixir, Inc.

[*****]	[*****]

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